Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the form 10KSB of Reconditioned Systems, Inc. of our report dated May 9, 2003, relating to the financial statements which appear in this Annual Report on Form 10KSB.


/s/ Renzi, Bernardi, Suarez & Co.

Philadelphia, PA
May 9, 2003